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                                                                   EXHIBIT 10.50

                   AMENDED AND RESTATED REVOLVING CREDIT NOTE


$6,000,000.00                                        Boston, Massachusetts
                                                     October 31, 2001


     FOR VALUE RECEIVED, CHASE CORPORATION, a Massachusetts corporation (the "Borrower"), hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") the principal amount of Six Million Dollars ($6,000,000.00) or such portion thereof as may be advanced by the Bank pursuant to Section 1.2 of that First Amended and Restated Loan Agreement of even date herewith between the Bank and the Borrower, as amended, restated, supplemented, replaced or otherwise modified from time to time (the "Loan Agreement") and remains outstanding from time to time hereunder ("Principal"), with interest, at the rate hereinafter set forth, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal and interest hereunder. Terms defined in the Loan Agreement are used herein with the meanings so defined.


     Interest on all unpaid Principal shall be due and payable, in arrears, on the Interest Payment Dates, and on the date of payment of this note in full and termination of the Revolving Commitment, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times (except as described in the next sentence) be equal to the Alternate Base Rate, as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law), with a change in the aforesaid rate of interest to become effective on the same day on which any change in the Alternate Base Rate is effective; PROVIDED, HOWEVER, that if all or any portion of outstanding Principal consists of a Eurodollar Loan for any Interest Period, then interest for such Interest Period on such Eurodollar Loan shall be payable at a rate per annum equal to the sum of (x) the applicable Eurodollar Rate (determined as provided in the Loan Agreement), PLUS (y) the Eurodollar Rate Increment then in effect (but in no event in excess of the maximum rate permitted by applicable law). After the occurrence and during the continuance of any Event of Default, interest under this note will, at the option of the Bank, accrue and be payable at a fluctuating rate per annum which at all times shall be equal to the sum of
(i) four percent (4.0%) per annum PLUS (ii) the Prime Rate (but in no event in excess of the maximum rate permitted by then applicable law). If the entire amount of any required Principal and/or interest is not paid within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

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     All outstanding Principal and all interest accrued thereon shall be due and payable in full on the first to occur of: (i) an acceleration under Section 5.2(a) of the Loan Agreement or (ii) (t)he Expiration Date (as defined in the Loan Agreement). The Borrower may at any time and from time to time prepay all or any portion of said Principal, without premium or penalty, but, as to Eurodollar Loans, only at the times and in the manner, and with the yield maintenance fee (if any), provided for in the Loan Agreement. Under certain circumstances set forth in the Loan Agreement, prepayments of Principal may be required.

     Payments of both Principal and interest shall be made, in lawful money of the United States in immediately available funds, at the office of the Bank located at 100 Federal Street, Boston, MA 02110, or at such other address as the Bank may from time to time designate.

     The Borrower irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of making any Revolving Loan and of receiving any payment of Principal, an appropriate notation refl ecting such transaction and the then aggregate unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrowers hereunder or under the Loan Agreement. The unpaid Principal amount of this note, as recorded by the Bank from time to time on such schedule or on such books, shall constitute presumptive evidence of the aggregate unpaid principal amount of the Revolving Loans.

     The Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefore, all whether or not litigation is commenced, as and to the extent provided in the Loan Agreement.

     . This note is the Revolving Note referred to in, and entitled to the benefits of, the Loan Agreement. This note amends, restates and replaces the Promissory Note of the Borrower in favor of the Bank, as amended and restated on September 11, 1996. This note is subject to prepayment (with a yield maintenance fee consequent thereon in certain cases, as and to the extent provided in the Loan Agreement) as set forth in the Loan Agreement. The maturity of this note may be accelerated upon the occurrence of an Event of Default, as and to the extent provided in the Loan Agreement.

     THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS OR OUT OF ANY COURSE OF

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CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF
ANY PERSON. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND TO MAKE LOANS AS CONTEMPLATED IN THE LOAN AGREEMENT.


                     ** THE NEXT PAGE IS THE SIGNATURE PAGE

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     Executed, as an instrument under seal, as of the day and year first above written


                                                     By /s/ Everett Chadwick
                                                     -----------------------

                                                     Title: Treasurer

                                                     Chase Corporation